                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2001


                                POWERBRIEF, INC.
               (Exact name of Registrant as specified in charter)



            TEXAS                        1-10677                 76-0203483
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

          5858 WESTHEIMER, SUITE 500                        77057
                HOUSTON, TEXAS                            (Zip Code)
   (Address of principal executive offices)



       Registrant's telephone number, including area code: (713) 586-4600

                              --------------------

ITEM 5.  OTHER EVENTS.

         On July 23, 2001, PowerBrief, Inc. ("PowerBrief"), announced the exercise prices and exchange ratios for its outstanding warrants. On February 27, 2001 Integrated Orthopaedics, Inc. ("IOI") merged (the Merger) with PowerBrief, Inc. ("Original PowerBrief, Inc."), and IOI, as the surviving entity, changed its name to PowerBrief, Inc. ("New PowerBrief"). Prior to the merger IOI had two classes of warrants outstanding. In conjunction with the merger, New PowerBrief, issued two classes of warrants to the shareholders and warrant holders of Original PowerBrief as part of the Merger consideration. Pursuant to the terms of the Merger and the terms of each of the warrants, the exercise prices of the warrants were to be calculated in part based on the post-Merger market trading prices for New PowerBrief's common stock. In addition, the warrant agreements include anti-dilution provisions, which were triggered as a result of the issuance of the New PowerBrief Series A Preferred Stock. The press release provides the adjusted exercise prices and exchange ratios for all of New PowerBrief' outstanding warrants.

         The press release announcing the exercise prices and exchange ratios is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.
                  --------

   99.1 Text of press release dated July 23, 2001 announcing exercise prices and exchange ratios.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          POWERBRIEF, INC.
                                          (Registrant)


Date:    August 13, 2001                  By: /s/ Ernest D. Rapp
                                             -----------------------------------
                                          Ernest D. Rapp
                                          Executive Vice President and Treasurer

                                 EXHIBIT INDEX


         Exhibit                Description
         -------                -----------

          99.1         Press Release dated July 23, 2001